Exhibit 99.1

Medtech Leader Erica Rogers Joins Ceribell Board of Directors

Accomplished innovator and healthcare executive brings proven strategic leadership and expertise in scaling high-growth healthcare companies

SUNNYVALE, Calif., Sept. 22, 2025 (GLOBE NEWSWIRE) -- CeriBell, Inc. (Nasdaq: CBLL) (“Ceribell” or the “Company”), a medical technology company focused on transforming the diagnosis and management of patients with serious neurological conditions, today announced the appointment of Erica Rogers to its Board of Directors. Ms. Rogers brings over three decades of experience leading high-growth, innovative medical device companies to Ceribell’s Board as the Company executes on its mission to expand patient access to timely brain monitoring in the acute care setting.

Ms. Rogers is an accomplished healthcare executive with board experience in both the public and private sectors. She most recently served as Chief Executive Officer of Silk Road Medical, Inc. and has held Board positions with HistoSonics, Axena Health, Sight Sciences, LightForce, and Medicines360. At Silk Road, Rogers led the business from its early stages through FDA approval and broad commercial expansion, which ultimately resulted in acquisition by Boston Scientific Corporation. Under her leadership, the organization grew significantly from a 25-person startup to a 500-employee, publicly-tradedcompany with revenue exceeding $175 million. Emphasizing excellence and culture, she is a seasoned founder and leader with a proven track record of innovation, evident in multiple patents and successfully marketed products.

“We welcome Erica at a pivotal growth phase for Ceribell, as we expand nationwide access to our point-of-care EEG system to help clinicians deliver timely care for critically ill patients,” said Jane Chao, PhD, Co-founder and Chief Executive Officer of Ceribell. “Her experience in scaling healthcare companies and driving adoption of new technologies in clinical practice will be invaluable as we work to establish the Ceribell System as the standard of care.”

“Ceribell is pioneering a new era of timely brain monitoring, positively transforming patient outcomes,” said Erica Rogers. “The impact of its groundbreaking rapid EEG technology has already improved care for hundreds of thousands of critically ill patients in more than 550 hospitals. I look forward to supporting its ongoing efforts to broaden access to this significant advancement in healthcare.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other statements that are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope,” and other words of similar meaning. These statements are based on management’s current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those described. Such risks and uncertainties are described under the “Risk Factors” sections of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with the U.S. Securities and Exchange Commission (“SEC”). These filings are available on the SEC’s website at https://sec.gov/ and on Ceribell’s website at https://investors.ceribell.com/. Ceribell undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

About CeriBell, Inc.

Ceribell is a medical technology company focused on transforming the diagnosis and management of patients with serious neurological conditions. Ceribell has developed the Ceribell System, a novel, point-of-care electroencephalography (“EEG”) platform specifically designed to address the unmet needs of patients in the acute care setting. By combining proprietary, highly portable, and rapidly deployable hardware with sophisticated artificial intelligence (“AI”)-powered algorithms, the Ceribell System enables rapid diagnosis and continuous monitoring of patients with neurological conditions. The Ceribell System is FDA-cleared for detecting suspected seizure activity and currently utilized in intensive care units and emergency rooms across the U.S. Ceribell is headquartered in Sunnyvale, California. For more information, please visit www.ceribell.com or follow Ceribell on LinkedIn.

Investor Contacts
Brian Johnston or Laine Morgan
Gilmartin Group
Investors@ceribell.com

Media Contact
Corrie Rose
Press@ceribell.com